UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

______________________________

First Trust Senior Floating Rate 2022 Target Term Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-23199	30-0956123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant's telephone number, including area code: (630) 765-8000

_____________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

First Trust Senior Floating Rate 2022 Target Term Fund (the “Fund”) is filing herewith a press release issued on September 14, 2021, as Exhibit 99.1. The press release was issued to announce that (i) the Board of Trustees of the Fund has approved the liquidation and termination of the Fund on December 15, 2021 (the “Termination Date”), and (ii) the Fund has entered into an agreement with First Trust Advisors L.P. (“FTA”) whereby FTA has agreed to waive the management fee payable by the Fund for the period beginning September 1, 2021 through the Termination Date. Further details regarding the termination and fee waiver are contained in the press release included herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release dated September 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: SEPTEMBER 14, 2021	First Trust Senior Floating Rate 2022 Target Term Fund

	By:	/s/ W. Scott Jardine
	Name:	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 14, 2021.